EXHIBIT 99.1
NEWS RELEASE
RANGE PROVIDES UPDATE
FORT WORTH, TEXAS, OCTOBER 7, 2008...RANGE RESOURCES CORPORATION (NYSE: RRC) Range Resources announced today that its bank group has, as requested, reconfirmed at the regularly scheduled confirmation date, the Company’s $1.5 billion borrowing base and $1.0 billion commitment amount maturing in October of 2012.  The Range bank group is comprised of 24 commercial banks holding between 3.0% and 5.3% of the total facility.   With no one bank holding more than 5.3% of the facility, there is significant bank lending capacity within the existing bank group available should Range elect its option to increase its $1.0 billion commitment amount up to the $1.5 billion borrowing base.   The large number of banks and relatively low hold levels also allow for significant flexibility should there be additional consolidation within the banking sector.
The Company also reconfirmed the following aspects of its business:
•	The Company has no exposure to the Lehman Brothers bankruptcy.

•	The Company reiterated its guidance for third quarter 2008 production of 384 to 386 Mmcfe per day and its guidance for a total of 19% production for 2008.

•	Although the Company will not submit its 2009 capital spending budget to its Board of Directors until later this year, the Company expects to submit a budget in line with its estimated 2009 cash flow. Such a budget is expected to generate double-digit production growth of 15% to 20%, which is in line with analyst estimates for 2009. Range has generated double-digit production growth in each of the last four years.

•	The Company has hedged approximately 69% of its estimated fourth quarter 2008 gas production at a floor price of $8.84 per mcf and 60% of its 2009 estimated gas production at a floor of $8.31 per mcf. The Company’s hedging arrangements are currently with a diversified group of 14 financial institutions, 12 of which are in the Company’s bank group.
John H. Pinkerton, the Company’s Chairman and CEO, commented, “Given these tumultuous times in the investment and credit markets, we believe that Range can continue to prosper given its low cost structure and its large inventory of low-risk drilling projects. Given our significant internally generated cash flows, Range is poised to continue to deliver solid production and reserve growth for several years to come with the inventory of projects on hand today without any further expansion. Although we are all affected by the volatility in the credit and investment markets, our business strategy is sound, and we are in excellent position to continue to deliver value to our stockholders.”
RANGE RESOURCES CORPORATION is an independent oil and gas company operating in the Southwest, Appalachian and Gulf Coast regions of the United States.
Except for historical information, statements made in this release, including those relating to anticipated production and reserve growth, anticipated cash flow and capital expenditures, financial results and anticipated financial liquidity are forward-looking statements as defined by the Securities and Exchange Commission. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the Company’s future performance are subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the volatility of oil and gas prices, the costs and results of drilling and operations, the timing of production, mechanical and other inherent risks associated with oil and gas production, weather, the availability of drilling equipment, changes in interest rates, litigation, uncertainties about reserve estimates, and environmental risks. The Company undertakes no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in the Company’s filings with the Securities and Exchange Commission, which are incorporated by reference. Investors are urged to consider closely the disclosure in our most recent Annual Report on Form 10-K, available from our website at www.rangersources.com or by written request to 100

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Throckmorton Street, Suite 1200, Fort Worth, Texas 76102. You can also obtain this form from the SEC by calling 1-800-SEC-0330.
2008-26

Contact:	Rodney Waller, Senior Vice President
David Amend, IR Manager
Karen Giles, Sr. IR Specialist
(817) 870-2601
www.rangeresources.com

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